COMSTOCK HOMEBUILDING COMPANIES, INC. AND SUBSIDIARIES
MANAGEMENTS DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS

EXHIBIT 32.1
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
     In connection with the Quarterly Report on Form 10-Q of Comstock Homebuilding Companies, Inc. (the “Company”) for the quarter ended March 31, 2006 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of Christopher Clemente, Chairman and Chief Executive Officer of the Company and Bruce Labovitz, Chief Financial Officer of the Company, certify, to our best knowledge and belief, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that
(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 16, 2007	/s/ Christopher Clemente
Christopher Clemente Chairman and Chief Executive Officer

Date: March 16, 2007	/s/ Bruce Labovitz
Bruce Labovitz Chief Financial Officer

     A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.